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                                                                    EXHIBIT 10.5

                              Employment Agreement

        THIS AGREEMENT is entered into as of November 11, 1998, by and between William J. RAZZOUK (the "Employee") and PLANETRX, INC., a Delaware corporation (the "Company").

        1.  Duties and Scope of Employment.

            (a) Position. For the term of his employment under this Agreement ("Employment"), the Company agrees to employ the Employee in the position of Chairman of the Company's Board of Directors and Chief Executive Officer. The Employee shall report to the Company's Board of Directors (the "Board").

            (b) Obligations to the Company. During the term of his Employment, the Employee shall devote his full business efforts and time to the Company. During the term of his Employment, without the prior written approval of the Company's Board, the Employee shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor or partner of any other person or entity or as a stockholder owning more than five percent of the stock of any other corporation. The Employee shall comply with the Company's policies and rules, as they may be in effect from time to time during the term of his Employment.

            (c) No Conflicting Obligations. The Employee represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his Employment, any trade secrets or other proprietary information or intellectual property in which the Employee or any other person has any right, title or interest and that his Employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

            (d) Commencement Date. The Employee shall commence full-time Employment as soon as reasonably practicable and in no event later than November 15, 1998.

        2.  Cash and Incentive Compensation.

            (a) Salary. The Company shall pay the Employee as compensation for his services a base salary at a gross annual rate of not less than $160,000. Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.")
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            (b) Incentive Bonuses. The Employee shall be eligible to receive a guaranteed bonus ("Guaranteed Bonus") at a gross annual rate of $160,000 for each of the first two years of Employment. The Guaranteed Bonus shall be payable on a monthly basis. After the first two years of Employment, the Employee may be considered for an annual incentive bonus. Such bonus (if any) shall be awarded based on objective or subjective criteria established in advance by the Company's Board. The determinations of the Board with respect to such bonus shall be final and binding.

            (c) Relocation. The Company shall reimburse the reasonable expenses that the Employee incurs in moving himself, his family and his household from the Memphis, Tennessee area to the Bay Area, including the commission and closing costs related to the sale of the Employee's home, cost of transporting all household items and travel expenses for the Employee and his family. In any event, the Employee and his family and household must be relocated to the Bay Area within one year following the Commencement Date set forth in Section 1(d). The Company shall pay all expenses directly related to any traveling completed by the Employee on behalf of the Company. To the extent that the Employee incurs any taxes as a result of the Company's reimbursement of his relocation expenses, a Tax Gross-Up shall be applied to such relocation expenses. A Tax Gross-Up shall mean that the Company shall pay to the Employee such additional compensation as is necessary (after taking into account all federal, state and local income and payroll taxes payable by the Employee as a result of the receipt of such additional compensation) to place the Employee in the same after-tax position (including federal, state and local income and payroll taxes) as the Employee would have been in had no such tax been paid or incurred.

            (d) Stock and Stock Options. Subject to the approval of the Board, the Company shall grant the Employee an option ("Option") to purchase 904,500 shares of the Company's Common Stock under the Company's 1998 Stock Plan (the "Plan"). The exercise price of such Option shall be equal to the fair market value of such stock on the later of (i) the date of grant or (ii) the first day of the Employee's service with the Company. The term of this Option shall be 10 years, subject to earlier expiration in the event of the termination of the Employee's Employment. Such Option shall be immediately exercisable, but the purchased shares shall be subject to repurchase by the Company at the exercise price in the event that the Employee's Employment terminates before he vests in the shares. The Employee shall vest in 301,500 of the Option shares on the vesting commencement date of the Option and the remaining 603,000 of the Option shares shall vest in equal monthly installments upon the completion of each continuous month of service for the Company over a 48-month period from the vesting commencement date of the Option. It is anticipated that there will be an exemption from registration available under the federal securities laws for the Option shares. If an exemption is not available, the Company shall register the Option shares, including any exercised shares, on a Form S-8 registration statement to the extent that it is permissible under federal securities laws. These same Form S-8 registration statement rights shall be available to any future options granted to the Employee to the extent that it is permissible under federal securities laws. Please see Section 5, Change in Control, and
Section 7, Termination Benefits, for additional terms related to the Option. The grant of this Option shall otherwise be subject to the other terms and conditions set forth in the Plan and in the Company's standard form of stock option agreement. Any shares of the Company's Common Stock purchased by the Employee, pursuant to the

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exercise of options or otherwise, shall be treated in the same manner as any other shares of the Company's Common Stock issued by the Company.

        3. Vacation and Employee Benefits. During the term of his Employment, the Employee shall be eligible for paid vacations in accordance with the Company's standard policy for similarly situated employees, as it may be amended from time to time. During the term of his Employment, the Employee shall be eligible to participate in any employee benefit plans maintained by the Company for similarly situated employees, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan.

        4. Business Expenses. During the term of his Employment, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.

        5.  Change in Control.

            (a) Subject to Section 5(c), in the event of a Change in Control (as defined in the Plan) that occurs before the Employee's Employment terminates, all options granted to the Employee, including the Option and any shares obtained from the exercise of granted options, shall become fully vested.

            (b) Subject to Section 5(c), in the event of a Change in Control (as defined in the Plan) that occurs before the Employee's Employment terminates, the Employee shall receive an amount equal to (i) the Employee's Base Salary for a one-year period and (ii) a bonus equal to the Employee's most recently paid bonus (collectively, "Change in Control Payment"), which Change in Control Payment shall be payable in the Employee's discretion in a lump sum payment or in twelve equal monthly installments.

            (c) In the event that the Employee is retained by the successor corporation in the Change in Control (as defined in the Plan), in substantially the same position, with substantially the same job responsibilities, title, compensation package, option package and location, as determined by the Board, then the Employee hereby agrees to serve for a one-year period with the successor corporation following the Change in Control (as defined in the Plan) and the Change in Control Payment set forth in Section 5(b) above shall not be paid during such employment with the successor corporation and the vesting acceleration described in Section 5(a) will not occur. However, if the Employee's employment with the successor corporation is not consistent with the previous sentence or terminates for any reason before the completion of the one-year period with the successor corporation, then the Company shall pay the Employee an amount equal to the Change in Control Payment less any salary and bonus amounts already paid during the period he was employed by the successor corporation and the vesting acceleration described in Section 5(a) will occur.

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        6.  Term of Employment.

            (a) Basic Rule. The Company agrees to continue the Employee's Employment, and the Employee agrees to remain in Employment with the Company, from the commencement date set forth in Section 1(d) until the date when the Employee's Employment terminates pursuant to Subsection (b) or (c) below. The Employee's Employment with the Company shall be "at will." Any contrary representations which may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the "at will" nature of the Employee's Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

            (b) Termination. The Company may terminate the Employee's Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Employee notice in writing. The Employee may terminate his Employment by giving the Company 14 days' advance notice in writing. The Employee's Employment shall terminate automatically in the event of his death.

            (c) Permanent Disability. The Company may terminate the Employee's active Employment due to Permanent Disability by giving the Employee 30 days' advance notice in writing. For all purposes under this Agreement, "Permanent Disability" shall mean that the Employee, at the time notice is given, has failed to perform his duties under this Agreement for a period of not less than 90 consecutive days as the result of his incapacity due to physical or mental injury, disability or illness. In the event that the Employee satisfactorily resumes the performance of substantially all of his duties hereunder before the termination of his active Employment under this Subsection (c) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

            (d) Rights Upon Termination. Except as expressly provided in Sections 5 and 7, upon the termination of the Employee's Employment pursuant to this Section 6, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding the effective date of the termination. The payments under this Agreement shall fully discharge all responsibilities of the Company to the Employee.

            (e) Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied. The termination of this Agreement shall not limit or otherwise affect any of the Employee's obligations under Section 8.

        7.  Termination Benefits.

            (a) General Release. Any other provision of this Agreement notwithstanding, Subsection (b) below shall not apply unless the Employee (i) has executed a general release (in a form prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims.

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            (b) Stock and Stock Options. If, during the term of this Agreement, the Company terminates the Employee's Employment for any reason other than Cause, then the vesting of outstanding options granted to the Employee by the Company, including the Option and any shares of Company securities acquired pursuant to the exercise of options, shall accelerate such that an additional 25% of such unvested, outstanding options and shares acquired pursuant to the exercise of options, shall become vested.

            (c) Definition of "Cause." For all purposes under this Agreement, "Cause" shall mean:

                (i) Unauthorized use or disclosure of the confidential information or trade secrets of the Company;

                (ii) Any breach of this Agreement, the Proprietary Information and Inventions Agreement between the Employee and the Company, or any other agreement between the Employee and the Company;

                (iii) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

                (iv) Threats or acts of violence directed at any present, former or prospective employee, independent contractor, vendor, customer or business partner of the Company;

                (v) The sale, possession or use of illegal drugs on the premises of the Company or a client of the Company;

                (vi) Misappropriation of the assets of the Company or other acts of dishonesty;

                (vii)   Illegal or unethical business practices;

                (viii) Misconduct or gross negligence in the performance of duties assigned to the Employee under this Agreement;

                (ix) Failure to perform reasonable duties assigned to the Employee under this Agreement; or

                (x) Failure to comply with the Company's policies or rules, as they may be in effect from time to time during the term of the Employee's Employment.

The foregoing shall not be deemed an exclusive list of all acts or omissions that the Company may consider as grounds for the termination of the Employee's Employment.

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        8.  Non-Solicitation and Non-Disclosure.

            (a) Non-Solicitation. During the period commencing on the date of this Agreement and continuing until the second anniversary of the date when the Employee's Employment terminated for any reason, the Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Employee's own behalf or on behalf of any other person or entity) the employment of any employee of the Company or any of the Company's affiliates.

            (b) Non-Disclosure. The Employee has entered into a Proprietary Information and Inventions Agreement with the Company, which is incorporated herein by reference.

        9.  Successors.

            (a) Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

            (b) Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        10. Miscellaneous Provisions.

            (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

            (b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

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            (c) Whole Agreement. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof.

            (d) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

            (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (except their provisions governing the choice of law).

            (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

            (g) Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Employee's Employment or the termination thereof, shall be settled in Oakland, California, by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Employee shall share equally all fees and expenses of the arbitrator; provided, however, that the Company or the Employee, as the case may be, shall bear all fees and expenses of the arbitrator and all of the legal fees and out-of-pocket expenses of the other party if the arbitrator determines that the claim or position of the Company or the Employee, as the case may be, was without reasonable foundation. The Employee hereby consents to personal jurisdiction of the state and federal courts located in the State of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

            (h) No Assignment. This Agreement and all rights and obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

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            (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                     ---------------------------------
                                     William J. Razzouk


                                     PLANETRX, INC.

                                     By
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                                     Title:
                                           ---------------------------

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